EXHIBIT 23.2
CONSENT OF BRUNINI, GRANTHAM, GROWER & HEWES, PLLC
     We hereby consent to the references to this firm under the headings “Summary” “The Merger” and “Legal Matters” in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed Merger of Republic Bancshares of Texas, Inc. into Trustmark Corporation and to the filing of our legal (Exhibit 5.1) and tax (Exhibit 8.1) opinions as Exhibits to such Registration Statement.
BRUNINI, GRANTHAM, GROWER & HEWES, PLLC

/S/ Robert D. Drinkwater Robert D. Drinkwater

Jackson, Mississippi

June 22, 2006